UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

Kaiser Federal Financial Group, Inc.
(Exact Name of Registrant as Specified in its charter)

Maryland	001-34979	26-1500698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA 91722
Address of principal executive offices

(626) 339-9663
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On May 31, 2011, Kay M. Hoveland announced her retirement as President, Chief Executive Officer and Director of Kaiser Federal Financial Group, Inc. (the “Company”) and as Chief Executive Officer and Director of Kaiser Federal Bank (the “Bank”) effective July 1, 2011.

(c)           On June 4, 2011, the Board of Directors of the Company and the Bank appointed Dustin Luton (age 41) as President and Chief Executive Officer of the Company and the Bank, respectively, effective July 1, 2011.  Mr. Luton served as the Chief Financial Officer for the Bank from November 2006 until his appointment as the Chief Operating Officer in July 2009 and was given the additional position as President of the Bank in February 2011.  He has served as the Chief Financial Officer of the Company and its predecessor since November 2006.  Mr. Luton was previously Partner-in-Charge of the Southern California office of the National Credit Union Division of the accounting firm, McGladrey & Pullen, LLP.    Mr. Luton is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

On June 4, 2011, the Board of Directors of the Company appointed Jean M. Carandang (age 46) as Chief Financial Officer of the Company effective July 1, 2011.  Ms. Carandang was appointed Chief Financial Officer of the Bank in July 2009.  She served as Vice President of Finance of the Bank since December 2008 and was formerly Senior Vice President, Controller of PFF Bank & Trust from 2005 until 2008. Ms. Carandang is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

A copy of the press release, dated June 6, 2011, announcing the management changes is attached as Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.
(b)	No pro forma financial information is required.
(c)	Not Applicable.
(d)	Exhibits.
	99.1	Press Release dated June 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER FEDERAL FINANCIAL GROUP, INC.
DATE: June 6, 2011	By:	/s/ Kay M. Hoveland
Kay M. Hoveland
President and Chief Executive Officer
(Duly Authorized Representative)